UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
April 21, 2010
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 21, 2010, Local.com Corporation (the “Registrant”) entered into a First Amendment to Lease with The Irvine Company LLC, (the “Landlord”) a Delaware limited liability company (formerly, The Irvine Company) (the “Lease Amendment”), which amends that certain Lease dated March 18, 2005, as previously filed by the Registrant on Form 8-K. Pursuant to the Lease Amendment, the Registrant will lease approximately 34,612 square feet of space at 7555 Irvine Center Drive, Irvine, California (the “New Premises”) upon completion of certain improvements agreed upon by Registrant and the Landlord. It is anticipated that the improvements will be completed by August 2010 and that the Registrant will take possession of the New Premises shortly thereafter and concurrently cease the lease of its current headquarters at 1 Technology Drive, Building G, Irvine, California. The Lease Amendment provides for a lease term of sixty (60) months from the commencement date with the option to extend for an additional sixty (60) month term at then-current market rates. The aggregate rent for the term of the lease, as amended, is approximately $2,156,673. In addition to rent, the Lease Amendment requires the Registrant to pay certain taxes, insurance and operating costs related to the New Premises, in amounts yet to be determined. The Registrant is also responsible for certain tenant improvements associated with the New Premises, but will be entitled to reimbursement for certain costs from the Landlord.
The foregoing description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment which is filed as Exhibit 10.1 and is incorporated herein by reference.
On April 21, 2010, the Registrant also entered into a Second Amendment to Lease with Landlord (the “Second Lease Amendment”), pursuant to which the security deposit of $46,449.00 with respect to the New Premises was changed from a letter of credit to a cash security deposit. The foregoing description of the Second Lease Amendment is qualified in its entirety by reference to the full text of the Second Lease Amendment which is filed as Exhibit 10.2 and is incorporated herein by reference.
On April 26, 2010, the Registrant entered into amended and restated employment agreements with Heath Clarke, the Registrant’s chairman and chief executive officer (the “Clarke Agreement”), Stanley B. Crair, the Registrant’s president and chief operating officer (the “Crair Agreement”), Brenda Agius, the Registrant’s chief financial officer and secretary (the “Agius Agreement”), and Michael O. Plonski, the Registrant’s chief technology officer (the “Plonski Agreement” and together with each of the other executive employment agreements, the “Employment Agreements” and each an “Employment Agreement”). The Employment Agreements have an initial term of one (1) year and automatically renew for subsequent one (1) year terms thereafter, subject to earlier termination as provided for in the Employment Agreements.
If the Registrant terminates an Employment Agreement without cause (the definition of which is summarized below), or if an executive terminates his or her Employment Agreement with good reason (the definition of which is also summarized below), each as defined in the Employment Agreements, the Registrant is obligated to pay that executive: (i) his or her annual salary and other benefits earned prior to termination, (ii) his or her annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s Employment Agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination, and (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive.
Notwithstanding the foregoing, in the event of a change of control or a termination without cause or for good reason by an executive within 120 days of a change of control, all options granted to such executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by the Registrant. Furthermore, in the event of a termination without cause of for good reason by the executive in connection with a change of control, the Registrant is obligated to pay that executive: (i) his or her annual salary and other benefits earned prior to termination, (ii) 1.25 times his or her annual salary payable in a lump sum, (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum, and (iv) benefits for 15 months following the date of termination.
Under the terms of the Employment Agreements, a change of control is deemed to have occurred generally in the following circumstances:
•	The acquisition by any person of 35% or more of the securities of the Registrant, exclusive of securities acquired directly from the Registrant;

•	The acquisition by any person of 50% or more of the combined voting power of the Registrant’s then outstanding voting securities;

•	Certain changes in the composition of the Registrant’s Board of Directors;

•	Certain mergers and consolidations of the Registrant where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of a plan of liquidation of the Registrant or the consummation of the sale of all or substantially all of the Registrant’s assets where certain voting thresholds are not maintained.
Under the terms of the Employment Agreements, “cause” is generally defined as:
•	Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to the Registrant;

•	Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment of the Registrant, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of the Board of Directors or failure to devote substantially all of the business time and effort to the Registrant, upon notice; and

•	Material breaches of the Executive Agreement by executive.
Under the terms of the Employment Agreements, good reason is generally defined as:
•	A reduction in salary or failure to pay salary when due;

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	Material breach of the Employment Agreement by the Registrant;

•	Failure to have any successor in interest to the Registrant assume the Employment Agreement;

•	A relocation of the executive to offices farther than 25 miles away from the location set forth in the Employment Agreement;

•	A change in executive’s reporting; and

•	The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities.
The Clarke Agreement provides for an annual base salary of $350,000 through June 30, 2010, at which time it is increased to $415,000, subject to subsequent increases at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Mr. Clarke is also eligible to receive up to 75% of his annual base salary as a bonus on an annualized basis through June 30, 2010, at which time it is increase to 80% of his annual base salary, with the potential to receive certain additional bonus amounts in the event the Registrant and/or Mr. Clarke’s performance significantly surpasses established goals.
The Crair Agreement provides for an annual base salary of $270,000 through June 30, 2010, at which time it is increased to $287,000, subject to subsequent increases at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Mr. Crair is also eligible to receive up to 50% of his annual base salary as a bonus on an annualized basis through June 30, 2010, at which time it is increase to 60% of his annual base salary, with the potential to receive certain additional bonus amounts in the event the Registrant and/or Mr. Crair’s performance significantly surpasses established goals.
The Agius Agreement provides for an annual base salary of $260,000 through June 30, 2010, at which time it is increased to $268,000, subject to subsequent increases at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Ms. Agius is also eligible to receive up to 40% of her annual base salary as a bonus on an annualized basis through June 30, 2010, at which time it is increase to 55% of her annual base salary, with the potential to receive certain additional bonus amounts in the event the Registrant and/or Ms. Agius’ performance significantly surpasses established goals.
The Plonski Agreement provides for an annual base salary of $260,000 through June 30, 2010, at which time it is increased to $268,000, subject to subsequent increases at the discretion of the Board of Directors of the Registrant or a designated committee thereof. Mr. Plonski is also eligible to receive up to 40% of his annual base salary as a bonus on an annualized basis through June 30, 2010, at which time it is increase to 45% of his annual base salary, with the potential to receive certain additional bonus amounts in the event the Registrant and/or Mr. Plonski’s performance significantly surpasses established goals.
The description of the Employment Agreements herein is limited in their entirety by the terms of the Clarke Agreement filed as Exhibit 10.4, the Crair Agreement filed as Exhibit 10.5, the Agius Agreement filed as Exhibit 10.6, and the Plonksi Agreement filed as Exhibit 10.7 to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 23, 2010, the Nominating, Compensation and Corporate Governance Committee of the Board of Directors of the Registrant adopted certain changes to the Registrant’s bonus program (the “Bonus Program”). The material terms of the Bonus Program, as changed, are attached as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
The description of the Employment Agreements in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	First Amendment to Lease by and among the Registrant and The Irvine Company LLC dated April 21, 2010.

Exhibit 10.2	Second Amendment to Lease by and among the Registrant and The Irvine Company LLC dated April 21, 2010.

Exhibit 10.3	Description of the Material Terms of the Registrant’s Bonus Program as of April 23, 2010.

Exhibit 10.4	Employment Agreement by and between the Registrant and Heath Clarke dated April 26, 2010.

Exhibit 10.5	Employment Agreement by and between the Registrant and Stanley B. Crair dated April 26, 2010.

Exhibit 10.6	Employment Agreement by and between the Registrant and Brenda Agius dated April 26, 2010.

Exhibit 10.7	Employment Agreement by and between the Registrant and Michael Plonski dated April 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: April 27, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	First Amendment to Lease by and among the Registrant and The Irvine Company LLC dated April 21, 2010.

10.2	Second Amendment to Lease by and among the Registrant and The Irvine Company LLC dated April 21, 2010.

10.3	Description of the Material Terms of the Registrant’s Bonus Program as of April 23, 2010.

10.4	Employment Agreement by and between the Registrant and Heath Clarke dated April 26, 2010.

10.5	Employment Agreement by and between the Registrant and Stanley B. Crair dated April 26, 2010.

10.6	Employment Agreement by and between the Registrant and Brenda Agius dated April 26, 2010.

10.7	Employment Agreement by and between the Registrant and Michael Plonski dated April 26, 2010.